UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 29, 2016

CELLDEX THERAPEUTICS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-15006	13-3191702
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

Perryville III Building, 53 Frontage Road, Suite 220,
Hampton, New Jersey	08827
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (908) 200-7500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Following the previously announced acquisition of Kolltan Pharmaceuticals, Inc., Celldex Therapeutics, Inc. (the “Company”) appointed Theresa LaVallee, Ph.D., age 50, to the newly created position of Senior Vice President, Regulatory and Precision Medicine.  Prior to the Company’s acquisition of Kolltan, Dr. LaVallee served as Kolltan’s Senior Vice President, Translational Medicine, a position she held  since April 2013. Prior to joining Kolltan, Dr. LaVallee served as Senior Director, Translational Medicine at MedImmune LLC, a wholly owned subsidiary of the healthcare company AstraZeneca, from April 2008 to April 2013. From 1998 to 2008, Dr. LaVallee served in a number of positions in the healthcare industry, including Senior Director, Cell Biology, at Casi Pharmaceuticals, Inc., formerly EntreMed Inc. Dr. LaVallee is author or co-author of more than 50 publications and abstracts, with a focus on translational medicine approaches in clinical development. Dr. LaVallee holds a Ph.D. from the University of California, Los Angeles and a B.A. in biochemistry from the University of California, Santa Barbara. Dr. LaVallee completed postdoctoral research at the American Red Cross Holland Laboratory.

Dr. LaVallee and the Company entered into an employment agreement dated as of November 29, 2016 (the “Employment Agreement”). The Employment Agreement provides, among other things, for:  (i) an initial term through December 31, 2017 (the “Initial Term”), subject to automatic renewal for successive one year terms unless either party provides ninety (90) days prior written notice of its intent not to renew; (ii) an annual base salary of $322,400; (iii) eligibility for an annual bonus having a target of 35% of her then base salary; (iv) in the event that her employment is terminated without “cause” or she resigns “for good reason” (each as defined in the Employment Agreement), or her employment is terminated at the end of the Initial Term as the result of the Company providing notice of non-renewal: (y) a lump sum cash severance payment equal to 100% of the Executive’s then-base salary (not including bonus) and (z) in the event she timely elects to continue her health insurance employee benefits pursuant to COBRA, monthly payments equal to the applicable COBRA costs for a period of eighteen months (the “Supplemental Payments”) and (v) in the event of termination without “cause” or resignation “for good reason” by the Executive within one year immediately following a Change in Control (as defined in the Employment Agreement): (w) accelerated vesting of any unvested Equity Awards (as defined in the Employment Agreement), (x) a lump sum cash payment equal to twenty-four (24) times Executive’s highest monthly base compensation (not including bonus) during the twenty-four month period prior to the date of termination, (y) 150% of the highest annual discretionary bonus received by the Executive during the two full fiscal years prior to the date of termination  and (z) the Supplemental Payments.

The foregoing description of the Employment Agreement is intended to be a summary and is qualified in its entirety by reference to such document, which is attached as Exhibit 10.1 and is incorporated by reference herein.

Item 7.01. Regulation FD Disclosure.

On December 5, 2016, the Company issued a press release announcing the appointment of Dr. LaVallee as the Company’s Senior Vice President, Regulatory and Precision Medicine. A copy of the press release is furnished as Exhibit 99.1 hereto. In accordance with General Instruction B.2 of Form 8-K, the information in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits

10.1	Employment Agreement, dated November 29, 2016, by and between Theresa LaVallee and Celldex Therapeutics., Inc.

99.1	Press Release dated December 5, 2016

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELLDEX THERAPEUTICS, INC.

By:	/s/ Avery W. Catlin
Name: Avery W. Catlin
Title: Senior Vice President / Chief Financial Officer

Dated: December 5, 2016